EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Quarterly Report of PCT Holdings, Inc., on Form 10-QSB of our report dated April 12, 1995 (April 26, 1995 as to Note 12), incorporated by reference and included as part of this Quarterly Report.

MOSS ADAMS LLP
Everett, Washington

August 25, 1995